SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant X
Filed by a Party other than the Registrant

     Check the appropriate box:
    Preliminary Proxy Statement          Confidential, for Use of the Commission
X   Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
    Definitive Additional Materials
    Soliciting Material pursuant to Rule 14a-11(c) or
    Rule 14a-12

                          Allied Waste Industries, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

X       No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)      Title of each class of  securities to which transaction applies:

               -----------------------------------------------------------------

       (2)      Aggregate number of securities to which transactions applies:

               -----------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

       (4)      Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

       (5)      Total fee paid:

               -----------------------------------------------------------------
        Fee paid previously with preliminary materials.

        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount Previously Paid:

               -----------------------------------------------------------------

       (2)      Form, Schedule or Registration Statement No.:

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       (3)      Filing Party:

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       (4)      Date Filed:

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




                          ALLIED WASTE INDUSTRIES, INC.
                   15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                            SCOTTSDALE, ARIZONA 85260

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 3, 2000

Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Allied Waste Industries, Inc., a Delaware corporation (the "Company"), will be held at the Marriott at McDowell Mountain, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260, on Wednesday, May 3, 2000 at 9:00 AM, MST, for the following purposes:

1. To elect eleven directors to hold office until the 2001 Annual Meeting of Stockholders and until their respective successorsare duly elected and qualified.

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A record of the stockholders has been taken as of the close of business on April 4, 2000 and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available commencing April 6, 2000, and may be inspected prior to the Annual Meeting, during normal business hours at the Company's corporate headquarters.

Your participation in the Company's Annual Meeting is important. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage-prepaid envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                     By Order of the Board of Directors,

                        /S/ THOMAS H. VAN WEELDEN
                     -------------------------------------------------------
                     Thomas H. Van Weelden
                     Chairman of the Board,
                     President and Chief Executive Officer

April 5, 2000

                          ALLIED WASTE INDUSTRIES, INC.
                   15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                            SCOTTSDALE, ARIZONA 85260

                                 PROXY STATEMENT

                                    REGARDING

                       THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                   MAY 3, 2000

        ------------------------------------------------------------

This proxy statement is being mailed to stockholders commencing on or about April 7, 2000, in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Allied Waste Industries Inc., a Delaware corporation (the "Company"), of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") to be held in Scottsdale, Arizona on Wednesday, May 3, 2000, and upon any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holder of the proxies. Abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum, but will be disregarded in the calculation of a plurality or of total votes cast. Broker non-votes will be treated as not present and not entitled to vote on any matter as to which the broker has indicated that it does not have authority to vote. Any proxy on which no direction is specified will be voted
(1) FOR the eleven nominees for director of the Company named herein and in the accompanying proxy (the "Nominees"), and (2) otherwise in accordance with the judgment of the person specified thereon. A stockholder may revoke a proxy by:
(1) delivering to the Company written notice of revocation, (2) delivering to the Company a proxy signed on a later date or (3) appearing at the Annual Meeting and voting in person.

The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. The person designated to vote shares covered by Board of Directors' proxies intends to exercise his judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

OUTSTANDING VOTING SECURITIES

As of April 4, 2000, the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting, there were issued, outstanding and entitled to vote 189,581,037 shares of the common stock, par value $.01 per share (the "Common Stock"), each entitled to one vote, and 1,000,000 shares of Series A Senior Convertible Preferred Stock ("Preferred Stock"), par value $0.10 per share (the "Preferred Stock"), each entitled to 58,011,827 votes. The Common Stock and Preferred Stock will vote together as a single class on all matters presented at the Annual Meeting, except for the election by the Preferred Stockholders holders of five persons to the Board of Directors.

                              ELECTION OF DIRECTORS

At the Annual Meeting, eleven directors of the Company are to be elected with each director to hold office until our next annual meeting and until his respective successor is elected and qualified. The Nominees have been nominated by the Board of Directors and, with one exception, have previously served as directors of the Company ("Directors"). If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board of Directors may be reduced accordingly. The Board of Directors is not aware of any circumstances likely to render any Nominee unavailable.

The Preferred Stock, voting separately as a class, currently has the right to elect five persons to the Board of Directors. The nominees for election by the holders of the Preferred Stock are Leon D. Black, Michael Gross, Antony P. Ressler, Howard Lipson and David Blitzer.

Under the terms of a Shareholders Agreement with the Company, the holders of the Preferred Stock are required to vote for the election of the nominees. Accordingly, the election of directors of these five nominees is assured. See "Voting Agreements Regarding the Election of Directors".

The six other Nominees who receive a plurality of votes cast by the holders of the Common Stock and Preferred Stock represented at the Annual Meeting shall be duly elected Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ELEVEN NOMINEES OF THE COMPANY TO THE BOARD OF DIRECTORS

INFORMATION REGARDING THE NOMINEES

Certain information regarding each of the Nominees is set forth in the following:

                  Director Name                               Position Held                   Age      Since
                  -------------                               -------------                   ---      -----
      Thomas H. Van Weelden                   Chairman of the Board of Directors              45        1992
                                              President and Chief Executive Officer

      Roger A. Ramsey                         Director                                        61        1989
      Nolan Lehmann                           Director                                        55        1990
      Michael Gross                           Director                                        38        1997
      Leon D. Black                           Nominee                                         48         --
      Antony P. Ressler                       Director                                        39        1997
      Howard A. Lipson                        Director                                        36        1997
      Dennis Hendrix                          Director                                        60        1997
      Warren B. Rudman                        Director                                        69        1997
      Vincent Tese                            Director                                        57        1997
      David Blitzer                           Director                                        30        1999


For certain information regarding the beneficial ownership of the Common Stock by each of the Nominees, see "Other Information -- Principal Stockholders."

Thomas H. Van Weelden joined the Company in January 1992 as its Vice President -- Development, and was promoted to President and Chief Operating Officer in December 1992. Mr. Van Weelden was promoted to Chief Executive Officer in July 1997 and was appointed Chairman of the Board of Directors in December 1998. He was first elected a Director in March 1992.

Roger A. Ramsey has served as a Director since October 1989, Chairman of the Board of Directors from October 1989 through his retirement from the Company in December 1998, and Chief Executive Officer of the Company from October 1989 through July 1997. Beginning in 1960, Mr. Ramsey was employed by the international accounting firm of Arthur Andersen LLP. In 1968, Mr. Ramsey co-founded Browning-Ferris Industries, Inc. ("BFI") and served as its Vice President and Chief Financial Officer until 1976. In 1976, Mr. Ramsey formed and became president of Criterion Capital Corporation, a venture capital investment company. He also became chairman and chief executive officer of Criterion Group, Inc., a portfolio company of Criterion Capital, until its sale to Transamerica in 1989. Mr. Ramsey is also a member of the Board of Trustees of Texas Christian University and the Board of Directors of U.S. Liquids, Inc.

Nolan Lehmann has served as a Director since October 1990. Since 1983, Mr. Lehmann has served as President and a director of Equus Capital Management Corporation, a registered investment advisor, and Equus II Incorporated ("Equus"), a registered public investment company whose stock is traded on the New York Stock Exchange. Mr. Lehmann also serves as a director of Drypers Corporation and Paracelsus Healthcare Corporation. Mr. Lehmann is a certified public accountant.

Leon D. Black is one of the founding principals of Apollo Advisors, L.P., which, together with its affiliates (collectively, "Apollo") acts as the managing general partner of the Apollo Investment Funds, private securities investment funds. Mr. Black is also a director of Samsonite Corporation, Sequa Industries, Inc., United Rentals, Inc., Vail Resorts, Inc. and Wyndham International, Inc. He also serves as a trustee of The Museum of Modern Art, Mount Sinai-NYU Medical Center, and Lincoln Center for the Performing Arts and Vail Valley Foundation. Mr. Black holds an MBA from Harvard University and a BA from Dartmouth College.

Michael Gross has served as a Director since May 1997. Mr. Gross is one of the founding principals of Apollo. Mr. Gross is also a director of Breuners Home Furnishings, Inc., Clark Enterprises, Converse, Inc., Encompass Services Corporation, Florsheim Group, Inc., Pacer International, Rare-Medium Group, Saks Inc., and United Rentals, Inc. Mr. Gross is also the Chairman of the Board of Mt. Sinai Children's Center Foundation.

Antony P. Ressler has served as a Director since May 1997. Mr. Ressler is one of the founding principals of Apollo and of, Ares Management, L.P., (which, together with its affiliates serves as managing general partner of the Ares Leveraged Investment Funds). Mr. Ressler is also a director of Berlitz International, Inc., Prandium, Inc., and Vail Resorts, Inc. and is a member of the Supervisory Board of Buhrmann N.V.

Howard A. Lipson has served as a Director since May 1997. Mr. Lipson currently serves as senior Managing Director of The Blackstone Group L.P., which he joined in 1988. Prior to joining the Blackstone Group, Mr. Lipson was a member of the Mergers and Acquisition Group of Salomon Brothers, Inc. Mr. Lipson is a director of AMF Group, Inc., Ritvik Holdings Inc., Prime Succession Inc., Roses, Inc., Volume Services America, Inc. and is a member of the Advisory Committee of Graham Packaging Company.

Dennis Hendrix has served as a Director since July 1997. Mr. Hendrix serves as a director of Chase Bank of Texas, Duke Energy Corporation, National Power, PLC Newfield Exploration Company and Pool Energy Services Company. From November 1990 until his retirement in April 1997, he served as Chairman of the Board of Directors of PanEnergy Corp. and as PanEnergy's Chief Executive Officer from November 1990 until April 1995. Mr. Hendrix was President and Chief Executive Officer of Texas Eastern Corporation from 1986 to 1989.

Warren B. Rudman has served as a Director since July 1997. Mr. Rudman has been a partner in the law firm of Paul, Weiss, Rifkind, Wharton and Garrison since 1993. From 1980 until 1992, Mr. Rudman served as a United States Senator from New Hampshire. While in the Senate, Mr. Rudman was Chairman and Vice Chairman of the Ethics Committee and also served on the Appropriations Committee, the Intelligence Committee, the Governmental Affairs Committee and the Permanent Subcommittee on Investigations. He also serves on the board of directors of the Chubb Corporation, Collins & Aikman, Boston Scientific, the American Stock Exchange, several funds of the Dreyfus Corporation and the Raytheon Company. Mr. Rudman currently serves as Chairman of the President's Foreign Intelligence Advisory Board and on the board of trustees of Valley Forge Military Academy, the Council on Foreign Relations and the Brookings Institution.

Vincent Tese has served as a Director since July 1997. Mr. Tese is on the board of directors of Bear Stearns & Co., Inc. ("Bear Stearns"), a national investment bank and brokerage company, which he joined in December 1994. Prior to Bear Stearns, he served the government of New York state from 1983 to December 1994 in several positions, including Director of Economic Development, Chairman and Chief Executive Officer of the Urban Development Corporation, and Commissioner of the Department of Economic Development. Mr. Tese has also served as a Commissioner of the Port Authority of New York and New Jersey. In 1976, Mr. Tese co-founded Cross Country Cable, Inc. and has also served as Chairman of Cross Country Wireless, Inc., which was sold to Pacific Telesis in 1995. He currently serves on the board of directors of Bowne & Co., Inc., Cablevision, Inc., and Key Span Energy. In addition, Mr. Tese is a Trustee of New York University School of Law and the New York Presbyterian Hospital.

David Blitzer has served as Director since July 1999. Mr. Blitzer is currently a Senior Managing Director of The Blackstone Group L.P., which he joined in 1991. He also currently serves on the Board of Directors of Haynes International, Inc., Imperial Home Decor Group, Inc., Volume Services America, Inc. and Republic Technologies International, Inc.

VOTING AGREEMENTS REGARDING THE ELECTION OF DIRECTORS

Pursuant to an Amended and Restated Shareholders Agreement, dated as of July 30, 1999 (the "Shareholders Agreement"), between the Company and investors, including affiliates of and persons related to, Apollo Advisors II, L.P. or Blackstone Capital Partners II, Merchant Banking Fund L.P. (collectively, the "Apollo/Blackstone Investors"), we have agreed, until the earlier to occur of the tenth anniversary of the Shareholders Agreement or the date upon which the Apollo/Blackstone Investors own, collectively, less than 10% of the shares of common stock acquired from TPG Partners, L.P., TPG Parallel I, L.P. and Laidlaw Transportation, Inc. and the 790,000 shares of the Preferred Stock (collectively, the "Apollo/Blackstone Shares"), to nominate and support the election to the Board of Directors of certain individuals (the "Shareholder Designees") designated by the Apollo/Blackstone Investors. For so long as the Apollo/Blackstone Investors beneficially own: (i) 80% or more of the Apollo/Blackstone Shares, they shall be entitled to designate five Shareholder Designees; (ii) 60% or more but less than 80% of the Apollo/Blackstone Shares, they shall be entitled to designate four Shareholder Designees; (iii) 40% or more but less than 60% of the Apollo/Blackstone Shares, they shall be entitled to designate three Shareholder Designees; (iv) 20% or more but less than 40% of the Apollo/Blackstone Shares, they shall be entitled to designate two
Shareholder Designees; and (iv) 10% or more but less than 20% of the Apollo/Blackstone Shares, they shall be entitled to designate one Shareholder Designee; provided, that if, at any time as a result of our issuance of voting securities, the Apollo/Blackstone Investors beneficially own 9% or less of the total voting power of voting securities then outstanding, the Apollo/Blackstone Investors shall only be entitled to designate at most three Shareholder Designees. The terms of the Preferred Stock provide that the holders of the Preferred Stock, voting separately as a class, have the right to elect the number of directors to which the Apollo/Blackstone Investors are entitled under the shareholders agreement. Messrs. Black, Gross, Ressler, Lipson and Blitzer are the Shareholder Designees designated by the Apollo/Blackstone Investors.

In the Shareholders Agreement, we agreed to: (i) limit the number of our executive officers that serve on the Board of Directors to two; and (ii) nominate persons to the remaining positions on the Board of Directors who are recommended by the Nominating Committee and are not our employees, officers or outside counsel or partners, employees, directors, officers, affiliates or associates of any Apollo/Blackstone Investors (the "Unaffiliated Directors"). Unaffiliated Directors shall be nominated only upon the approval of a majority vote of the Nominating Committee, which will consist of not more than four Directors, at least two of whom shall be Shareholder Designees, or such lesser number of Shareholder Designees as then serves on the Board of Directors. If the Apollo/Blackstone Investors beneficially own less than 50% of the Apollo/Blackstone Shares, the Nominating Committee shall contain only one member who is a Shareholder Designee.

In the Shareholders Agreement, each of the Apollo/Blackstone Investors and the other Preferred Stock Purchasers has agreed that, until the earlier to occur of the tenth anniversary of the Shareholders Agreement or the date upon which the Apollo/Blackstone Investors own, collectively, voting securities of the Company which represent less than 10% of the total voting power of all voting securities on a fully diluted basis, such Apollo/Blackstone Investor and its affiliates and each other Preferred Stock Purchaser shall vote all voting securities beneficially owned by such persons to elect the individuals nominated to the Board of Directors in accordance with the provisions of the Shareholders Agreement.

ACTIVITY, STRUCTURE, AND COMPENSATION OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

The Company's operations are managed under the broad supervision of the Board, which has responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1999, the Board convened on four regularly scheduled and eight specially scheduled occasions, and each Director, attended at least 75% of the meetings held by the Board and any committees on which he served during the time he has served as a Director.

Employee directors do not receive additional compensation for service on the Board of Directors or its committees. The Company currently pays each non-employee Director a cash fee of $3,000 at the end of each calendar quarter of service, $1,000 for each regular and special meeting of the Board of Directors attended and $500 for each meeting of any committee of the Board of Directors attended plus travel expenses if appropriate. Under the 1994 Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan"), pursuant to an annual election by the Director, these cash fees may be converted into shares of Common Stock at the market price (as defined in the Director
Plan) on the last day of the quarter in which the fees are paid.

The Director Plan entitles each Director who is not an employee of the Company to receive an option to purchase 25,000 shares of Common Stock on his initial election to the Board. Further, the Director Plan also entitles each non-employee Director to receive an option to purchase 10,000 shares on each date he is re-elected. Employee Directors are eligible to participate in the Company's 1991, 1993 and 1994 Incentive Stock Plans (collectively, the
"Incentive Plans"). See "Other Information -- Management Development and Compensation Committee Report."

The Board currently has four standing committees, which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) the Executive Committee, (ii) Compensation Committee, (iii) the Audit Committee and
(iv) the Nominating Committee. The Executive Committee is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board of Directors is not practicable or necessary. The current members of the Executive Committee are Messrs. Van Weelden, Ramsey, and Ressler, along with David B. Kaplan, who is not standing for re-election to the Board. The Executive Committee convened on five occasions in 1999 and acted by unanimous consent on several other occasions. The Compensation Committee sets the compensation for the officers of the Company and administers the Company's compensation plans. The current members of the Compensation Committee are Messrs. Lehmann, Lipson and Ressler. During 1999, the Compensation Committee convened on three occasions. The Audit Committee reviews with the auditors the scope of and matters pertaining to the audit of the Company's financial statements. The current members of the Audit Committee are Messrs. Hendrix and Lehmann. The Audit Committee met on five occasions during 1999. The Nominating Committee evaluates and recommends nominees for Director to the Board of Directors. The current members of the Nominating Committee are Messrs. Van Weelden, Ramsey, Lipson and Ressler. The Nominating Committee did not meet during 1999.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, derived from filings with the Securities and Exchange Commission and other public information, regarding the beneficial ownership of the Company's Common Stock and Preferred Stock at March 15, 2000 by: (i) each person who is known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock or the outstanding shares of Preferred Stock, (ii) each of the current Directors,
Nominees and executive officers named in the Summary Compensation Table (see "Executive Compensation"), and (iii) all current Directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.


                                                                                          Shares Beneficially Owned
                                                                                             as of March 15, 2000

                                                                                      -----------------------------------
Name of Person or Identity of Group(1)                                                      Number          Percentage
--------------------------------------                                                      ------          ----------
Thomas H. Van Weelden...........................................................            2,088,889(2)               *
Apollo Investment Fund III, L.P.
Apollo Overseas Partners III, L.P.
Apollo (U.K.) Partners III, L.P.
Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
Apollo/AW LLC
  c/o Apollo Advisors, II, L.P..................................................           42,238,826(4)           17.2%
  Two Manhattanville Road
  Purchase, New York 10577
Blackstone Capital Partners II Merchant Banking Fund L.P.
Blackstone Offshore Capital Partners II L.P.
Blackstone Family Investment Partnership II L.P.
  c/o Blackstone Management Associates II L.L.C.................................           29,213,087(5)           11.9%
  345 Park Avenue, 31st Floor
  New York, New York 10154
Capital Research and Management Company.........................................          26,650,000(15)           10.8%
  333 South Hope Street
  Los Angeles, CA  90071
DLJ Stockholders................................................................           6,279,812(17)            2.6%
Greenwich Stockholders..........................................................           5,708,920(18)            2.3%
Taunus Corporation..............................................................          17,273,122(16)            7.0%
  31 West 52nd Street
  New York, NY  10019

Leon D. Black...................................................................          42.238,826(10)           17.2%
David Blitzer...................................................................          29,238,514(12)           11.9%
Michael Gross...................................................................          42,286,389(10)           17.2%
Dennis Hendrix..................................................................              67,736(13)               *
David B. Kaplan.................................................................          42,286,957(10)           17.2%
Nolan Lehmann...................................................................             990,240(11)               *
Howard A. Lipson................................................................          29,258,087(12)           11.9%
Antony P. Ressler...............................................................          42,286,899(10)           17.2%
Roger A. Ramsey.................................................................            1,512,102(3)               *
Warren B. Rudman................................................................              47,142(13)               *
Vincent Tese....................................................................              67,384(13)               *
Steven M. Helm..................................................................              168,664(6)               *
Larry D. Henk...................................................................              444,440(7)               *
Henry L. Hirvela................................................................              280,000(8)               *
Donald W. Slager................................................................              140,787(9)               *
All Directors and executive officers as a group (18 persons)(2), (3) and (6)-(14)          78,958,674              32.1%
------------------
* Does not exceed one percent.

(1) Unless otherwise indicated, the address of each person or group listed above is 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

(2) Includes 1,208,870 shares of Common Stock that may be acquired on the exercise of options. (3) Includes 1,178,870 shares of Common Stock that may be acquired on the exercise of options.

(4) Represents shares held by Apollo Investment Fund III, LP (20,699,386 shares, representing 8.4%), Apollo Overseas Partners III, LP (1,314,966 shares, representing 0.5%), Apollo (UK) Partners III, LP (814,147 shares, representing 0.4%), Apollo Investment Fund IV, LP (16,223,322 shares, representing 6.6%), Apollo Overseas Partners IV, LP (903,437 shares, representing 0.4%), and Apollo/AW LLC (2,283,568 shares, representing 0.9%), (collectively, the "Apollo Investors"). Apollo Advisors II, LP, Apollo Advisors IV, LP and/or Apollo Management, LP (and together with affiliated investment managers, "Apollo Advisors") serves as general partner and/or manager for each of the Apollo Investors, each of which is affiliated with one another. Messrs. Black, Gross, Kaplan and Ressler are principals of Apollo Advisors and each disclaims beneficial ownership of the indicated shares. Also see the Schedule 13D, as amended, filed on behalf of the Apollo Investors with the Securities and Exchange Commission.

(5) Blackstone Management Associates II L.L.C. ("Blackstone Associates") serves as general partner for each of Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. (collectively, the "Blackstone Investors"), which directly own 22,456,114, 4,900,161 and 1,856,812 shares of the outstanding Common and Preferred Stock, respectively, representing 9.1%, 2.0% and 0.8% of the outstanding Common and Preferred Stock, respectively. Messrs. Lipson and Blitzer are Managing Directors of Blackstone Associates and each disclaims beneficial ownership of the shares owned by the Blackstone Investors. Also see the Schedule 13D, as amended, filed on behalf of the Blackstone Investors with the Securities and Exchange Commission.

(6) Includes 168,164 shares of Common Stock that may be acquired on the exercise of options. (7) Includes 424,553 shares of Common Stock that may be acquired on the exercise of options.

(8) Includes 275,000 shares of Common Stock that may be acquired on the exercise of options. On February 24, 2000, Mr. Hirvela announced his forthcoming resignation from the Company. The Company has retained an executive search firm to identify candidates for the position.

(9) Includes 139,487 shares of Common Stock that may be acquired on the exercise of options.

(10) Includes (i) 42,238,826 shares beneficially owned by the Apollo Investors, and (ii) 45,000 shares that may be acquired on the exercise of options by each of Messrs. Gross, Kaplan and Ressler. Each of Messrs. Black, Gross, Kaplan and Ressler disclaims beneficial ownership of shares owned by Apollo.

(11) Includes (i) 900,000 shares of Common Stock that are beneficially owned by an affiliate of Mr. Lehmann and (ii) 62,500 shares of Common Stock that may be acquired on the exercise of options. Mr. Lehmann disclaims beneficial ownership of the shares owned by an affiliate.

(12) Includes (i) 29,213,087 shares beneficially owned by the Blackstone Investors, and (ii) 45,000 and 25,000 shares that may be acquired on the exercise of options by each of Messrs. Lipson and Blitzer, respectively. Each of Messrs. Lipson and Blitzer disclaims beneficial ownership of shares owned by Blackstone.

(13) Includes 45,000 shares of Common Stock that may be acquired on the exercise of options.

(14) Includes 381,933 shares of Common Stock that may be acquired on the exercise of options by three executive officers who are not named officers.

(15) Based  on  the  Schedule  13G  filed  with  the   Securities  and  Exchange
     Commission, the Capital Research and Management Company is a registered investment advisor that manages the American Funds Group of mutual funds.

(16) Based on the Schedule 13G filed with the Securities and Exchange Commission, Taunus Corporation is a parent holding company, which reported ownership of 17,273,122 shares of Common Stock. Included in Taunus stock ownership are 14,983,700 shares owned by Alex. Brown Investment Management, an affiliate, as indicated in a separate Schedule 13G.

(17) The DLJ Stockholders are DLJMB Funding II, Inc., a Delaware corporation, DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A.L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A.L.P., a Delaware limited partnership, DLJ First ESC L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership ("Offshore II"), DLJ EAB Partnership, L.P., a Delaware limited partnership and DLJ ESC II L.P., a Delaware limited partnership. Each of the DLJ Stockholders other than Offshore II has a business address c/o DLJ Merchant Banking II, Inc., 277 Park Avenue, New York, New York 10172. Offshore II has a business address c/o John B. Gorsirawig, 14 Willemsted, Curacao, Netherlands Antilles. Each of the DLJ Stockholders is affiliated with Donaldson, Lufkin & Jenrette, Inc. a publicly held Delaware Corporation. The DLJ Stockholders own 110,000 shares of the Series A Senior Convertible Preferred Stock, which represents 11.0% of the Preferred Stock. The foregoing is based on a Schedule 13D filed on behalf of the DLJ Stockholders with the Securities and Exchange Commission.

(18) The Greenwich Stockholders are Greenwich Street Capital Partners II, L.P., a Delaware limited partnership, GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership, Greenwich Fund, L.P., a Delaware limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, TRV Executive Fund, L.P., a Delaware limited partnership. Each of the Greenwich Stockholders has a business address c/o Greenwich Street Investment II, L.L.C., 388 Greenwich Street, New York, New York 10013, which is the general partner of each of the Greenwich Stockholders. Alfred
     C. Eckert III, Keith W. Abell and Sanjay H. Patel are the managing members of Greenwich Street Investment II, L.L.C. The Greenwich stockholders own 100,000 shares of the Series A Senior Convertible Preferred Stock, which represents 10.0% of the Preferred Stock. The foregoing is based on a
     Schedule 13D filed on behalf of the Greenwich Stockholders with the Securities and Exchange Commission.

                               EXECUTIVE OFFICERS

The executive officers of the Company serve at the pleasure of the Board and are subject to annual appointment by the Board of Directors at its first meeting following the annual meeting of stockholders. All of the Company's executive officers are listed in the following table, and certain information concerning those officers who are not also members of the Board follows the table:

   Name                     Age             Position Held
   ----                     ---             -------------
   Thomas H. Van Weelden    45     Chairman of the Board of Directors
                                   President and Chief Executive Officer

   Michael G. Hannon        45     Vice President, Mergers and Acquisitions
   Peter S. Hathaway        44     Vice President and Chief Accounting Officer
   Steven M. Helm           52     Vice President, Legal and Corporate Secretary
   Larry D. Henk            40     Vice President and Chief Operating Officer
   Henry L. Hirvela         48     Vice President and Chief Financial Officer
   Donald W. Slager         38     Vice President, Operations

Biographical information regarding Mr. Van Weelden appears in the biographical information regarding the Nominees. See "-- Election of Directors-Nominees."

Michael G. Hannon has served as Vice President -- Mergers & Acquisitions since April 1994. Immediately prior to joining Allied, he served as President of InnRoom Fitness, Inc., a fitness equipment leasing company, for a period of 10 months. From 1975 to 1993, Mr. Hannon was employed by Laidlaw Waste Systems, Inc. ("Laidlaw"), and its predecessor companies, GSX Corporation and SCA Services, Inc., where he held a variety of management positions. From 1991 to 1993, his position at Laidlaw was that of Regional Vice President, with overall responsibility for all waste service operations in a 12 state geographic area. Prior to holding the position of Regional Vice President at Laidlaw, he held positions in Corporate Development and served as a Regional Controller.

Peter S. Hathaway has served as Chief Accounting Officer since February 1995 and Vice President since May 1996. From May 1996 through April 1997, Mr. Hathaway also served as Treasurer. From September 1991 through February 1995, he was employed by BFI as Controller and Finance Director for certain Italian operations and held responsibilities for the acquisition, reorganization and integration, controller, and financing functions of a $100 million joint venture. From 1979 through September 1991, Mr. Hathaway served in the audit division of Arthur Andersen LLP in Colorado, Italy and Connecticut, most recently in the position of Senior Manager.

Steven M. Helm has served as Corporate Counsel since August 1995 and Vice President -- Legal and Corporate Secretary of the Company since May 1996. Prior to joining the Company, Mr. Helm was a partner with the law firm Dukes, Martin, Helm and Ryan Ltd. in Illinois from 1978 to July 1995.

Larry D. Henk has served as Vice President of Operations since June 1994. Mr. Henk was promoted to Chief Operating Officer in February 1998. Mr. Henk joined the Company in January 1992, as General Manager of R.18 when it was acquired by the Company. Prior to joining the Company, Mr. Henk served as General Manager of
R.18 since 1991 and General Manager of Environmental Development Corporation from 1987 until its acquisition by the Company in July 1992.

Henry L. Hirvela has served as Vice President and Chief Financial Officer of the Company since May 1996. Mr. Hirvela was an independent consultant from February 1996 through May 1996. From September 1995 through February 1996, he served as Chief Financial Officer for Power Computing Corporation. Prior to joining Power Computing, Mr. Hirvela was employed by BFI since 1988 as Vice President-Treasurer with responsibilities for the company's global finance and cash management functions. From 1981 until 1988, Mr. Hirvela worked for Texas Eastern Corporation, a diversified international energy company, in a number of management positions including Assistant Treasurer and Manager-Corporate Development. Prior to joining Texas Eastern Corporation, Mr. Hirvela worked for Bank of America as an operations officer in San Diego, California. On February 24, 2000, Mr. Hirvela announced his forthcoming resignation from the Company.

Donald W. Slager has served as Vice President-Operations of the Company since his promotion from Assistant Vice President - Operations in February 1998. Prior to this, Mr. Slager served as Regional Vice President of the West Region from June 1996 to June 1997. Mr. Slager also served as District Manager for the Chicago Metro District since 1992. Before Allied's acquisition of National Waste Services in 1992, he served as General Manager from 1990 to 1992 and in other management positions since 1985.

EXECUTIVE COMPENSATION

Summary of Compensation. The following table provides certain summary information concerning compensation paid or accrued during the fiscal years ended December 31, 1999, 1998 and 1997 to the Company's Chief Executive Officer and to each of the four other most highly compensated executive officers serving at the end of the fiscal year ended December 31, 1999 (the "Named Executive Officers"):



                                                                                                     Long Term
                                                                                                   Compensation
                                                                Annual Compensation                   Awards
                                                   --------------------------------------------- -----------------
                                                                                                    Securities
                                                                                                    Underlying
                                                                               Other Annual          Options/         All Other
            Name and Position               Year     Salary        Bonus      Compensation(4)       SARs(1)(#)      Compensation
            -----------------               ----     ------        -----      ---------------       ----------      ------------
Thomas H. Van Weelden                       1999   $   900,000  $        --  $        91,958           700,000     $    152,573(2)
  Chairman of the Board of Directors,       1998       700,000      573,000               --               --           152,572(2)
  President and Chief Executive Officer     1997       500,000      523,000               --           477,825          152,573(2)

Larry D. Henk                               1999       450,000           --           74,255           350,000               --
  Vice President and                        1998       337,500      337,500               --           200,000               --
  Chief Operating Officer                   1997       260,000      265,000               --           155,200               --

Henry L. Hirvela                            1999       450,000           --           93,223           225,000               --
  Vice President and                        1998       337,500      337,500               --           150,000               --
  Chief Financial Officer                   1997       275,000      255,000               --           225,000          100,005(3)

Steven M. Helm                              1999       310,000      200,000           70,141           150,000               --
  Vice President, Legal and Corporate       1998       275,000      220,000               --            40,000               --
  Secretary                                 1997       225,000      215,000               --           187,090               --

Donald W. Slager                            1999       275,000      300,000           89,049           175,000               --
  Vice President, Operations                1998       225,000      180,000               --           110,000               --
                                            1997       174,262      197,657               --            96,533           96,650(3)
------------

(1) See " Option Grants in Last Fiscal Year," for certain information regarding options granted during the fiscal year ended December 31, 1999.

(2) Consists of $152,573 of interest forgiven annually by the Company related to promissory notes issued in 1996. (See "Certain Relationships and Related Transactions").

(3) Consists of reimbursement for certain relocation expenses paid by the Company.

(4) Consists of certain perquisites and personal benefits including a non-cash performance appreciation award in the amount of $44,067 for each of the named executive officers and financial planning services in the amount of $35,774, $21,465 and $40,425 for Messrs. Van Weelden, Henk, and Hirvela, respectively.

Option Grants in Last Fiscal Year. The following table provides certain information with respect to options granted to the Chief Executive Officer and to each of the Named Executive Officers during the fiscal year ended December 31, 1999 under the Incentive Plans:


                                                         Percent of
                                         Number of          Total                                   Realizable Value at Assumed
                                         Securities      Options/SARs                               Annual Rates of Stock Price
                                         Underlying        Granted       Exercise or             Appreciation for Option Term (2)
                                         Options/SARs    to Employees    Base Price   Expiration
Name and Position                       Granted (#)(1)  in Fiscal Year   (Per Share)     Date         5%                10%
-----------------                       --------------  --------------   -----------     ----    --------------     -------------


Thomas H. Van Weelden                      700,000(3)         12%       $    13.313     4/06/09  $     5,860,512   $    14,851,688
  Chairman of the Board of Directors,
  President and Chief Executive Officer

Larry D. Henk                              350,000(3)          6%            13.313     4/06/09       2,930,256          7,425,844
  Vice President and Chief Operating
  Officer

Henry L. Hirvela                           225,000(3)          4%            13.313     4/06/09       1,883,736          4,773,757
 Vice President and Chief Financial
  Officer

Steven M. Helm                             150,000(3)          2%            13.313     4/06/09       1,255,824          3,182,504
  Vice President, Legal and Corporate
  Secretary

Donald W. Slager                           175,000(3)          3%            13.313     4/06/09       1,465,128          3,712,922
  Vice President, Operations
-------------

(1)  Each  option  granted  under  the  Incentive   Plans  becomes   immediately
     exercisable on the occurrence of a Change in Control (as defined in the Incentive Plans). No stock appreciation rights were granted during 1999.

(2) Because the exercise price of all options equals or exceeds the market price per share of Common Stock on the date of grant, the potential realizable value of the options assuming 0% stock price appreciation is zero.

(3) These options vest in four equal annual installments beginning on July 30, 2000.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year Ended Option Values. The following table provides certain information with respect to options exercised during the fiscal year ended December 31, 1999 by the Chief Executive Officer and each of the Named Executive Officers listed in the preceding tables:

                                                                             Number of                    Value of Unexercised
                                                                       Securities Underlying                  In-the-Money
                                 Shares Acquired                     Unexercised Options/SARs               Options/SARs at
                                        on            Value           at Fiscal Year-End (#)              Fiscal Year-End (1)
Name                               Exercise (#)      Realized     Exercisable      Unexercisable     Exercisable     Unexercisable
----                               ------------      --------     -----------      -------------     -----------     -------------
Thomas H. Van Weelden                   --              --           1,113,305           886,695    $   1,664,376   $        68,750

Larry D. Henk                           --              --             373,514           589,786        1,001,481                --

Henry L. Hirvela                        --              --             226,667           473,333              --                 --

Steven M. Helm                          --              --             127,413           287,587           46,586                --

Donald W. Slager                        --              --              54,207           366,893          110,044            12,917
-------------

(1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the closing sales price of the Common Stock on December 31, 1999 ($8.81 per share) and the exercise price, which ranges between $4.27 and $21.19 per share. Options are in-the-money if the fair market value of the underlying Common Stock exceeds the exercise price of the option.

Employment  Agreements.  The  Company  has  entered  into  Executive  Employment
Agreements with certain Named Executive Officers. The Executive Employment Agreement of Mr. Van Weelden provides a base salary of $1,200,000 and a primary term from January 1, 2000 to January 1, 2003 and is automatically extended after each year of employment such that three years remain on the term of the agreement at any time each anniversary date. The Executive Employment Agreements of Messrs. Helm, Henk, Hirvela and Slager currently provide for current base salaries ranging from $390,000 to $700,000, and a primary term which expires in 2001 that is automatically extended after each year of employment such that two years remain on the agreement on each anniversary date. If the Executive Employment Agreements are terminated by the employee for Good Reason (as defined in the Executive Employment Agreement), or by the Company without Cause (as defined in the Executive Employment Agreement), the Company is obligated to pay an amount equal to two times the sum of the base salary on the date of termination and an amount equal to the largest annual bonus paid to the employee out of the last three years preceding the date of termination. If the Executive Employment Agreements are terminated by the employee for Good Reason or by the Company without Cause and a Change in Control (as defined in the Executive Employment Agreement) has occurred within the two years preceding or one year following the date of termination, the Company is obligated to pay an amount equal to the sum of two times the base salary on the date of termination and the bonus paid for the previous year. The Company has also entered into Employment Agreements with Michael G. Hannon and Peter S. Hathaway which currently provide for current base salaries ranging from $250,000 to $375,000, as well as terms and severance arrangements similar to those found in the Executive Employment Agreements of the Named Executive Officers. In February 2000, the Company
amended Mr. Hirvela's employment agreement to provide for a 26.5 month consulting agreement effective the date of his termination for which he will receive approximately $75,000 per month over the term. In addition any stock options or other incentive awards received by Mr. Hirvela will remain exercisable and continue to vest in accordance with their terms through the earlier of the expiration of the consulting agreement or May 15, 2002.

Compensation Committee Interlocks and Insider Participation. Messrs. Lehmann, Lipson and Ressler served on the Compensation Committee in 1999. No member of the Compensation Committee has ever served as an executive officer of the Company.

COMPENSATION COMMITTEE REPORT

Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore stockholder value, by aligning closely the financial interests of the Company's senior executives with those of its stockholders. Therefore, executive compensation is related to the financial performance of the Company and consists of the following elements: base compensation, cash bonus and incentive stock benefits ("Incentive Awards").

Executive base compensation for senior executives (including the Chief Executive Officer and the Named Executive Officers) is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals who the Board regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Compensation Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of solid waste management companies that are regarded by the Compensation Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Compensation Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Compensation Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels. To ensure retention of qualified management, the Company has entered into employment agreements with its key management personnel. The employment agreements establish annual base salary amounts that the Compensation Committee may increase, based on the foregoing criteria.

The Compensation Committee evaluated the experience, length of service and the general success of the Company's operations in determining the Chief Executive Officer's base compensation for 2000. The Compensation Committee also considered the Company's growth through its acquisition strategy, revenues, and realization of operational efficiencies in 1999. The Compensation Committee noted that the Company achieved significant growth in revenues and cash flow, predominately through the acquisition of BFI and has achieved the anticipated cost savings related to that acquisition in 1999. Based on these factors, the Committee increased the salary of the Chief Executive Officer to $1.2 million for 2000.

Annual cash bonuses reflect a policy of requiring a certain level of Company financial performance for the year before any cash bonuses are earned by senior executives. In setting such performance criteria, the Compensation Committee considers the total compensation payable or potentially available to the Chief Executive Officer and other senior executives, including the Named Executive Officers. The Compensation Committee has tied potential bonus compensation to performance factors, including the officer's efforts and contributions towards attaining Company goals, the Company's overall growth, and the results of the officer's efforts in achieving Company goals. Based on the Company's financial performance in 1999, the Compensation Committee did not award bonuses to the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer.

The Incentive Plans are intended to provide key employees, including the Chief Executive Officer and the other executive officers of the Company and its subsidiaries with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company. Moreover, the Incentive Plans provide a significant non-cash form of compensation, which is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel.

The Compensation Committee is authorized to make Incentive Awards under the Incentive Plans to key employees, including officers (whether or not they are also directors) of the Company and its subsidiaries. Although the Incentive Awards are not based on any one criteria, the Committee considers:

(i) management's ability to implement the Company's strategy of geographic expansion through acquisition followed by successful integration and assimilation of the acquired companies;
(ii) margin maintenance and improvements achieved through management's realization of operational efficiencies, as well as revenue and earnings growth; and
(iii)the attainment of personal performance goals established for certain employees as well as district and company-wide performance goals.

The Compensation Committee also uses Incentive Awards as a form of compensation in lieu of providing salary increases, based on its view that Incentive Awards provide a more effective incentive for management performance than cash payments and the salaries and bonuses paid to the Company's executives are somewhat lower than those paid by other companies in the industry.

The Management Development and Compensation Committee of the Board of Directors,

                  Nolan Lehmann
                  Howard Lipson
                  Antony P. Ressler

PERFORMANCE GRAPH

The following performance graph compares the performance of the Common Stock to the Standard and Poor's 500 Stock Index and to an index of the common stock of Waste Management, Inc. a peer company selected by the Company. The graph covers the period from December 31, 1994 to December 31, 1999. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1994 and that all dividends were reinvested.


                            December 31,     December 31,     December 31,     December 31,      December 31,        December 31,
                                1994             1995             1996             1997              1998                1999
                           ---------------  ---------------  ---------------  ----------------  ----------------    ---------------
Allied Waste Industries,   $      4.00      $      7.13      $      9.25      $     23.31       $     23.63         $      8.81
Inc.
Index                            100.0           178.25           231.25           582.81            590.63              220.31
                           ---------------  ---------------  ---------------  ----------------  ----------------    ---------------

Standard and Poor's 500
  Stock Index              $    469.27      $    615.93      $    740.74      $    970.43       $  1,229.23         $  1,469.25
Index                            100.0           134.11           161.29           211.30            267.65              319.91
                           ---------------  ---------------  ---------------  ----------------  ----------------    ---------------

Waste Management, Inc.(1)  $     11.38      $     18.88      $     31.88      $     39.25       $     46.63         $     17.19
Index                            100.0           165.91           280.10           344.90            409.71              151.03
                           ---------------  ---------------  ---------------  ----------------  ----------------    ---------------

(1) During 1998, USA Waste Services, Inc. acquired WMX Technologies, Inc. in a business combination accounted for as a pooling-of-interests and changed the name of the newly formed company to Waste Management, Inc. The stock prices used in the performance graph are the quoted price for USA Waste Services, Inc. for 1994 through 1997 and for Waste Management, Inc. for 1998 and 1999. As a result of its acquisition, WMX Technologies, Inc. has been removed from Allied's peer group. Additionally, Browning-Ferris Industries, Inc. ("BFI") has been eliminated from the Peer Group Index due to Allied's acquisition of BFI in 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested members of the Board. Such transactions are entered into only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties with the exception of items that are intended to be additional compensation. In the Company's view, all of the transactions described below meet that standard.

Thomas H. Van Weelden, President and Chief Executive Officer and Roger A. Ramsey, Director, have loans of $2.3 million and $2.2 million, respectively, from the Company pursuant to promissory notes that are due in June 2001 and bear interest at a rate of 6.625% per year. Mr. Van Weelden's loan is secured by the pledge of 246,154 shares of Common Stock purchased from the Company at the then market price with the proceeds from the loan in 1996 and Mr. Ramsey's loan is secured by the pledge of 382,175 stock options granted at the then market price. The Company forgave the interest due from Mr. Van Weelden in 1999 as a component of his compensation. The Company forgave the interest due Mr. Ramsey in 1999 in exchange for services rendered in 1999 during the BFI integration process.

James G. Van Weelden is employed by the Company as Regional Vice President and received $464,000 in employment compensation for the year ended December 31, 1999. James G. Van Weelden is a brother of Thomas H. Van Weelden.

The Company maintains a Supplemental Retirement Plan for Roger A. Ramsey, current Director and former Chief Executive Officer and Chairman of the Board, which provides for the payment of a monthly benefit (expressed in the form of a joint and 100% survivor life annuity) in the amount of $25,000 per month. Upon the request of Mr. Ramsey, and with the consent of the Company, the benefit may be paid on any other date, and in any other form (including a lump sum) which is the actuarial equivalent of the joint and survivor form. To facilitate the funding of its obligations under the Plan, the company implemented a Supplemental Retirement Trust, of which a national bank is the current Trustee. The Trust is to become irrevocable in the event of a change of control. Additionally, Mr. Ramsey received $300,000 during 1999 related to the buyout of his employment agreement in 1998.

As noted previously, the Company has various agreements with the Apollo/Blackstone Investors relating to their original investment in the Company in 1997 and their investment in connection with the acquisition of BFI in 1999. These agreements, among other things, grant the Apollo/Blackstone Investors rights to representation on the Board and to register the securities of the Company they hold, and also govern the voting of these Company securities.

INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP ("Andersen"), independent public accountants, have served as the independent auditors of the Company for a number of years. While management anticipates that this relationship will continue to be maintained during 2000 and subsequent years, it is not proposed that any formal action be taken at the meeting with respect to the continued employment of Andersen. Representatives of Andersen plan to attend the Annual Meeting and will be available to answer appropriate questions. These representatives will also have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the forms the Company has received or prepared, the Company believes that during the year ended December 31, 1999, all filing requirements applicable to the Directors, officers and greater than 10% stockholders were met except Dennis Hendrix and Vincent Tese were late in filing one report on Form 4 and Howard Lipson was late in filing one report on Form 5.

MISCELLANEOUS MATTERS

The annual report to stockholders covering the fiscal year ended December 31, 1999 is included with this proxy statement. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2001 Annual Meeting of stockholders is required to submit such proposals to the Company on or before December 31, 2000.

The Company's Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting other than those described above. If other business requiring a vote of stockholders is properly presented at the Annual Meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the Annual Meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.

                                  By Order of the Board of Directors


                                    /S/ THOMAS H. VAN WEELDEN
                                  ------------------------------------------
                                  Thomas H. Van Weelden
                                  Chairman of the Board
                                  President and Chief Executive Officer

                          ALLIED WASTE INDUSTRIES, INC.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 3, 2000

The undersigned hereby appoints Thomas H. Van Weelden and Steven M. Helm as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Allied Waste Industries, Inc. (the "Company") held of record by the undersigned on April 4, 2000, at the Annual Meeting of Stockholders to be held on May 3, 2000, or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                      PLEASE DATE, MARK, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!
                         ANNUAL MEETING OF STOCKHOLDERS
                          ALLIED WASTE INDUSTRIES, INC.

                                   May 3, 2000

               --Please Detach and Mail in the Envelope Provided--

PLEASE MARK YOUR PROXY CARDS AS IN THIS EXAMPLE. X

1.       Election of Directors by holders of Common and Preferred Stock

NOMINEES: Thomas H. Van Weelden, Roger A. Ramsey, Nolan Lehmann, Dennis Hendrix, Warren B. Rudman and Vincent Tese

/  /_____________________________   FOR
 /  /___________________________WITHHELD

For, except vote withheld from the following nominees:

         --------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NAMED DIRECTORS.

STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)                              DATE

--------------------------------          --------------------------------------


NOTE:Please sign exactly as name or names hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                      PLEASE DATE, MARK, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!
                         ANNUAL MEETING OF STOCKHOLDERS
                          ALLIED WASTE INDUSTRIES, INC.

                                   May 3, 2000

               --Please Detach and Mail in the Envelope Provided--

PLEASE MARK YOUR PROXY CARDS AS IN THIS EXAMPLE. X

1.       Election of Directors by holders of Common and Preferred Stock

NOMINEES: Thomas H. Van Weelden, Roger A. Ramsey, Nolan Lehmann, Dennis Hendrix, Warren B. Rudman and Vincent Tese

/  /_____________________________   FOR
/  /___________________________WITHHELD

For, except vote withheld from the following nominees:

         --------------------------------

2.       Election of Directors by Holders of Preferred Stock

NOMINEES: Leon D. Black, Michael Gross, Antony P. Ressler, Howard A. Lipson and David Blitzer

/  /_____________________________   FOR
/  /___________________________WITHHELD

For, except vote withheld from the following nominees:

         --------------------------------



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NAMED DIRECTORS.

STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)                            DATE

-----------------------------------     ----------------------------------------


NOTE:Please sign exactly as name or names hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.